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EXHIBIT 10.120

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IBC.TV, LLC

Business To Business Financial Marketing Agreement

This Agreement is made and entered into this 10th day of April, 2001, by and between IBC.TV, LLC. ("IBC.TV"), 19800 MacArthur Blvd., Suite 880,

Irvine, CA 92612, and Usurf America, Inc. ("Client").

About IBC.TV

IBC.TV is a ``The Next Generation Wireless Broadband Media Network'' via

its financial news and business to business exchange platform www.IBC.Tv.

RECITALS

Whereas Client wishes to engage IBC in enhancing its Business to Business advertising and marketing strategy;

Whereas IBC is agreeable to assist Client in enhancing its Internet

Business Strategy through design and implementation of a comprehensive strategic Internet advertising and marketing campaign;

AGREEMENT

NOW THEREFORE, in consideration of mutual covenants and conditions herein contained, the parties agree as follows:

1. Recitals. The recitals stated above are incorporated herein by this reference as if set forth in full at this point.

2. Advertising, Marketing and E-Business. IBC will provide to the Client the following services:

SERVICES

ADVERTISING AND MARKETING SERVICES

The pillar of IBC's Online Investor Relations and Product or Service

Advertising Campaign is implemented on our dial up and broadband financial programming channels:

Private Label Corporate Broadband TV Channel on IBC.TV

Recently launched, IBC.Tv is a next generation global business network featuring the highest quality broadband programming and video on demand headlines, B2B exchanges, and financial services for Financial

Institutions, Growth Companies, and Investors.

Audio / Video Press Releases

Digital Audio CEO Interview streaming

Audio / Video Interview

Online Conference Calls

Updating the Client's web site as needed

Corporate financial information and data

Stock quotes, charts, financials and corporate news

An inquiry database for visitors to the web site

B2B Exchange Listing For Company Products and Services

Broadband Company Profile including :30 Sec. Flash commercial

Press Releases included on home page and IBC email investment newsletter

GLOBAL ADVERTISING AND MARKETING

IBC will design and implement a Global advertising and marketing campaign on behalf of client. IBC drives traffic to its channels and its clients web sites through its ongoing aggressive global advertising campaign. IBC currently advertises on all mediums of communiqué including print, radio,

television, and online to maximize the branding effect. Our advertising has been seen on CNBC Television, Barron's, Raging Bull, CBS Marketwatch,

TheStreet.com.

BUSINESS TO BUSINESS FINANCIAL SERVICES

IBC will design and implement clients products and services into its

Business to Business RFP Exchange. IBC'S Business to Business RFP

Exchange provides buyers and providers with a faster, less expensive, and more efficient way of doing business. In partnership with the Newmediary network comprises more than 30 partner directories and currently features close to 20,000 registered service providers, who have gained access to over $200 million in qualified RFPs. Buyers use directories to identify,

contact and select service providers that meet their outsourcing needs.

Providers use the directories to market their capabilities as well as respond to active sales leads and RFPs.

Based in Newton, Mass., Newmediary was founded in April 1999. The company is privately held and backed by leading venture capital firms including, GE

Equity, Advanced Technology Ventures, Commonwealth Capital, and Still River

Fund. Newmediary's management team hails from such leading B2B organizations as The New York Times Company Digital, Engage, Ziff-Davis and

Cahners.

CAPITAL FORMATION AND STRATEGIC PARTNERING SERVICES

Traditional: IBC will introduce client to its relationships with brokerage firms, banks, and VC funds.

Online: IBC will use its proprietary process to obtain indications of interest from its database of over 3000 venture funding sources and forward qualified leads to client.

Strategic Partnership Development: IBC currently has strategic business relationships with Fortune 500 companies which it can draw upon to meet the outsourcing resource needs of our clients. IBC's relationships include

Nasdaq, Amex, ON24, Primezone, Newmediary, MarketXT, AvantGo, StockPoint,

and Morningstar.

3. Compensation: In consideration of Consultant's services as delineated in Paragraph 2, above, Client agrees to issue to IBC, within five (5) days of the execution of this Agreement, 300,000 shares of Client's Common

Stock, restricted under Rule 144 of the Securities Act of 1933.

4. Necessary Costs and Expenses: CLIENT shall be responsible for all out-of pocket expenses, travel expenses, third party expenses, filing fees,

copy and mailing and other necessary and reasonable expenses that IBC may incur with CLIENT 's prior approval in performing Consulting Services under this Agreement.

5. Term of Agreement: This Agreement shall become effective April

12,2001, and shall remain in full force and effect for a period of six months from that date.

6. Client Representations and Indemnification

a. Client represents that all information provided to IBC used in performance of IBC's duties under this Agreement shall be true and correct,

and shall disclose all material facts and shall not omit any facts necessary to make statements on behalf of the Client true and correct. The

Client assumes and claims all responsibility for the content of information provided to IBC by Client which may or shall be disseminated by IBC to third parties and/or any member of the public on behalf of the Client.

b. Client further represents that the transactions regarding the issuance of its stock pursuant to terms of Paragraph 3 of this Agreement are in compliance with and are not violative of any SEC or IRS statutes,

regulations, rules or guidelines, or any rule, regulation, or guideline of the exchange on which shares of this Company trade.

c. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Client's Articles of Incorporation or Bylaws or other governing Corporate resolutions. The Client has carried out all actions required by governing federal or state law and/or regulations, the Client's own Articles of Incorporation, Bylaws, and/or governing Corporate resolutions to authorize the execution and delivery of this Agreement,

including the provisions for compensation as described in Paragraph 3; and

the person(s) executing this Agreement on behalf of the Client have been delegated full power, authority and legal right to execute this Agreement.

This Agreement constitutes a valid and binding obligation of the Client.

d. Client will indemnify and defend IBC, its officers, employees,

representatives and agents against all claims, proceedings, suits or other matters that might be asserted against IBC, its officers, employees,

representatives and agents by reason of this Agreement, and Client will pay

IBC's reasonable attorneys' fees and expenses in connection with such matters; provided that, IBC acts within the scope of this agreement and is not grossly negligent in performances of services to or on behalf of the

Client.

7. Consultant's Independent Contractor Status: For purposes of this

Agreement, IBC is an independent contractor. IBC's obligations under this

Agreement consist solely of the services delineated in Paragraph 2 of this

Agreement. In no event shall IBC or its employees or contract personnel be deemed Client's employees or be considered to be acting as the agent of

Client or otherwise be considered as representing or having the authority or power to bind Client to any agreement. All final decisions with respect to acts of Client or its affiliates, whether or not made pursuant to or in reliance on information or advice provided by IBC pursuant to this

Agreement, shall be those of Client or its affiliates, and IBC shall under no circumstances be liable for any expense incurred or loss suffered by

Client as a consequences of such actions or decisions.

8. IBC's Commitment to Full Performance, Right to Provide Services to

Others: IBC will allocate sufficient time and resources to insure full performance of services to Client, as delineated in Paragraph 2 of this

Agreement. IBC reserves the right during the term of this Agreement to provide consulting and other services of the type described in Paragraph 2 of this Agreement to other companies engaged in businesses of the same or similar nature to Client who may have need for the services IBC provides.

9. Renewal: This Agreement may be renewed on the terms and conditions set forth herein by mutual written agreement of the parties.

10. Termination of Agreement: The Agreement may be terminated at the end of any month during the term as defined in Paragraph 5, above, by mutual agreement of the IBC and Client; neither IBC nor Client may terminate the

Agreement without consent of the other. In the event that IBC and Client agree to terminate:

a. IBC and Client must evidence their mutual accord by a writing dated and executed by both parties identifying the date of termination;

b. IBC agrees to endorse over and transfer back to Client share certificates equal in amount on a pro rata basis to the number of months remaining under the term of the Agreement for which services will not be provided as the result of the termination.

11. Notices: All notices, demands or requests ("Notices") which are required or permitted to be given

pursuant to this Agreement shall be in writing. Notices shall be delivered personally, by commercial carrier, by

facsimile transmission or by registered or certified mail, postage prepaid,

addressed to a party as stated below:

If to Client

If to IBC

IBC.TV LLC

19000 MacArthur Blvd.

Suite 880

Irvine, California 92612

Attn: Matthew Marcus

Notice given personally, by commercial carrier and by facsimile transmission shall be deemed effective upon delivery. Notice given by

United States mail is effective the third United States Post Office delivery day after the date of mailing. Either party to this Agreement may change its address for Notice by notice given pursuant to this section.

12. Entire Agreement. The making, execution and delivery of this

Agreement has not been induced by any representation, statement, warranties or Agreements other than those expressed in this Agreement. This Agreement embodies the entire understanding of the parties. There are no other

Agreements or understandings, written or oral, in effect between the parties relating to the subject matter of this Agreement, unless expressly referenced in this Agreement.

13. Amendment. This Agreement may not be amended, changed and/or modified except by a written agreement signed by all of the parties.

14. Non-Waiver. No waiver of or failure by any party to enforce a provision, covenant, condition or right under this Agreement (collectively,

"Right") shall be construed as a subsequent waiver of the same Right or a waiver of any other Right. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts. If any action by any party shall require the consent or approval of another party, such consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of such action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion.

15. Captions. The captions, section numbers and paragraph numbers appearing in this Agreement are inserted only as a matter of convenience and do not define, limit, nor in any way affect this Agreement.

16. Mandatory Arbitration. The parties will attempt to resolve their disputes through negotiation. The term "disputes" includes, without limitation, any disagreements between the parties concerning the existence,

formation and interpretation of any provision of this Agreement. Failure to resolve disputes by negotiation of any controversy or claim between the parties relating to

this Agreement and/or any claim based on or arising from an alleged failure of a party to comply with the provisions of the Agreement shall be resolved by arbitration. Either party may commence the arbitration by sending a written notice of arbitration to the other party. The arbitration shall be held by the American Arbitration Association, pursuant to the Commercial

Arbitration Rules of the American Arbitration Association then in effect.

The arbitrator shall be an attorney or judge knowledgeable in the matters relating to such dispute. Such arbitration shall be binding and conclusive upon the parties and judgment may be entered upon such decision in accordance with applicable law in any court having jurisdiction thereof.

Notwithstanding anything contained herein, the parties reserve the right to seek a judicial temporary restraining order, preliminary injunction and other similar short term equitable relief prior to the appointment of the arbitrator. The Arbitral Tribunal will have the right to make a final determination of the parties' rights, including whether to make permanent,

modify or dissolve any such judicial order.

17. Attorneys' Fees. If any party to this Agreement shall institute an arbitration or any other action or proceeding to interpret or enforce this

Agreement, or to obtain damages by reason of any alleged breach of this

Agreement, the prevailing party shall be entitled to recover costs of suit or arbitration and a reasonable sum for attorneys fees, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to award/judgment. The award/judgment or order entered shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such award/judgment or order. For the purpose of this section,

attorneys fees shall include, without limitation, fees incurred in the following: (a) Post judgment motions; (b) Contempt proceedings; (c)

Garnishment levy and debtor and third-party examination; (d) Discovery;

(e) Bankruptcy litigation.

18. Successors and Assigns. This Agreement and the rights and obligations of the parties shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

19. Severability. If any provision of this Agreement is found to be invalid or unenforceable by any court or Arbitral Tribunal, only that provision will be ineffective, unless its validity or unenforceability will defeat an essential business purpose of this Agreement.

20. Governing Law. This Agreement shall be construed and enforced according to the laws of the State of California.

21. Counterparts and Copies. This Agreement may

be executed in multiple counterparts, each of which shall be deemed an original, all of which shall constitute but one Agreement. Copies of this

Agreement, including facsimile copies may be used in lieu of the originals for all purposes. If a party signs this Agreement, then transmits any electronic facsimile of the signature page to any other party, that party receiving transmission may rely upon the facsimile as a signed original of this Agreement.

22. Consent to Jurisdiction. The parties hereto consent to the jurisdiction of the American Arbitration Association and hereby waive any and all venue and jurisdictional objections, whether personal or subject matter, thereto, and also consent to service of process by any means authorized pursuant to California law.

23. Time of the Essence. Time is of the essence throughout the term of this Agreement for every provision in which time is an element. No extension of time for performance of any acts shall be deemed an extension of time for the performance of any other acts.

24. Authority. Any entity signing this Agreement on behalf of any other entity hereby represents and warrants, in an individual capacity, that it has full authority to do so on behalf of the other entity. Any individual signing this Agreement on behalf of an entity hereby represents and warrants, in his individual capacity, that he has full authority to do so on behalf of that entity.

25. Cumulation of Remedies. The various rights, options, elections,

powers and remedies under this Agreement or granted by law (collectively,

"Rights") shall be construed as cumulative. No single Right is exclusive of any other Rights.

26. No Third Party Rights. The Parties do not intend the benefits of this Agreement to inure to any person or entity not a party to this

Agreement. Notwithstanding anything contained in this Agreement, or any conduct or course of conduct by either party before or after signing this

Agreement, this Agreement shall not be construed as creating any right,

claim or cause of action against either party by any person or entity not party to this Agreement.

The Parties hereto have executed this Agreement as set forth below:

Usurf America, Inc. "CLIENT"

By: /s/ David M. Loflin

"IBC"

By: /s/ Matthew Marcus

Matthew Marcus, President

IBC.TV, LLC